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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         TOYOTA AUTO LEASE TRUST 1998-C
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



California                                                 N/A
----------------------------------------   ------------------------------------
(State of incorporation or organization)   (IRS Employer Identification Number)


c/o Toyota Leasing Inc.
19001 South Western Avenue, Torrance CA                               90509
----------------------------------------                            ---------
(Address of principal executive offices)                            (Zip Code)






       If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box / /

       If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/


Securities Act registration statement file
number to which this form relates:                              333-65067
                                                           ------------------
                                                             (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

    TITLE OF EACH CLASS           NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED           EACH CLASS IS TO BE REGISTERED
    -------------------           ------------------------------
            None                               N/A
--------------------------   ---------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

$189,000,000 Adjustable Rate Auto Lease Asset-Backed Certificates, Class A-1, $424,500,000 Adjustable Rate Auto Lease Asset-Backed Certificates, Class A-2, $72,800,000 Adjustable Rate Auto Lease Asset-Backed Certificates, Class A-3
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                         (Title of Classes)


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Item 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  On December 3, 1998, pursuant to a SUBI Certificate Purchase and Sale Agreement (the "Certificate Transfer Agreement") dated as of December 1, 1998, Toyota Motor Credit Corporation transferred to Toyota Leasing, Inc. ("TLI") a certificate evidencing a special unit of beneficial interest (the "SUBI Certificate") representing a beneficial interest in certain specified assets of Toyota Lease Trust, a Delaware business trust.

                  Also on December 3, 1998, pursuant to the Securitization Trust Agreement (the "Securitization Trust Agreement") dated as of December 1, 1998, between TLI and U.S. Bank National Association (formerly known as First Bank National Association), as securitization trustee, TLI, as originator of the Toyota Auto Lease Trust 1998-C (the "Securitization Trust"), transferred to the Securitization Trust the SUBI Certificate (excluding all rights to the proceeds of the Residual Value Insurance Policy) in exchange for, among other things, the Auto Lease Asset Backed Certificates, including the $189,000,000 Adjustable Rate Auto Lease Asset-Backed Certificates, Class A-1, $424,500,000 Adjustable Rate Auto Lease Asset-Backed Certificates, Class A-2, and $72,800,000 Adjustable Rate Auto Lease Asset Backed Certificates, Class A-3 (the "Certificates") evidencing certain beneficial interests in the assets of the Securitization Trust. These Certificates were offered to the public pursuant to a Prospectus dated November 19, 1998 comprising part of a Registration Statement on Form S-1 (Registration No. 333-65067) (the "Registration Statement"). A complete description of the Certificates is set forth in the Registration Statement, as amended by amendments No. 1 and No. 2 thereto, and the Registration Statement and such amendments are incorporated herein by reference.

                  This Registration Statement relates only to the Certificates issued by the Securitization Trust (the "Registrant"), and not to any other securities described in the Registration Statement.


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Item 2.           EXHIBITS.


EXHIBIT NO.                  DESCRIPTION OF EXHIBIT
-----------                  ----------------------
          3.1    Articles of Incorporation of Toyota Leasing, Inc.*

          3.2    Bylaws of Toyota Leasing, Inc.*

          4.1    Amended and Restated Trust and Servicing Agreement among
                 Toyota Motor Credit Corporation ("TMCC"), TMTT, Inc., as
                 Trustee and First Bank National Association, as Trust Agent, dated as of October 1, 1996.**

          4.2    UTI Supplement to Amended and Restated Trust and Servicing
                 Agreement among TMCC, TMTT, Inc., as Trustee, and First Bank
                 National Association, as Trust Agent, dated as of October 1, 1996.**

          4.3 SUBI Supplement 1998-C to Amended and Restated Trust Agreement among TMCC, TMTT, Inc., as Trustee and First Bank National
                 Association, as Trust Agent, dated as of December 1, 1998.

          4.4 1998-C SUBT Servicing Supplement to Amended and Restated Trust and Servicing Agreement between TMTT, Inc. and TMCC, dated as of December 1, 1998.

          4.5    SUBI Certificate Purchase and Sale Agreement between TMCC and
                 Toyota Leasing, Inc., dated as of December 1, 1998.

          4.6    TMCC Demand Note Indenture between TMCC and U.S. Bank National
                 Association, as trustee, dated December 1, 1998 (including form of TMCC Demand Note).

          4.7 ISDA Master Agreement and Schedule and Confirmations relating thereto, each dated as of December 1, 1998 between TMCC and the 1998-C Securitization Trustee, on behalf of the 1998-C
                 Securitization Trust.

          4.8    Securitization Trust Agreement between Toyota Leasing, Inc.
                 and U.S. Bank National Association (f/k/a First Bank National
                 Association, as Trustee.


* Incorporated by reference to Registration Statement on Form S-1 (Registration No. 333-65067).
** Incorporated by reference to Form 8-A relating to certain securities offered by Registration Statement on Form S-1 (Registration No. 333-26717).


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                                    SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  December 16, 1999           TOYOTA AUTO LEASE TRUST 1998-C


                                   By:    Toyota Motor Credit Corporation,
                                          as Servicer


                                   By:      /s/  GEORGE E. BORST
                                        ------------------------------------
                                         George E. Borst
                                         Senior Vice President and General
                                         Manager




                                   S-1